Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS FIRST QUARTER 2024 RESULTS

Delivered Total Revenue of $579 million, Net Income of $25 million, and Adjusted EBITDA of $71 million with a 12.2% Adjusted EBITDA margin, demonstrating skillful navigation of dynamic operating environment impacted by strike-induced headwinds

Further strengthened balance sheet by redeeming the remaining $150 million of COVID-related 8.75%

senior secured notes, underscoring our positive long-term outlook for our company and our industry

Plano, TX, May 2, 2024 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest and most influential theatrical exhibition companies in the world, today reported results for the three months ended March 31, 2024.

“2024 North American industry box office has kicked off better than expected, declining only modestly versus 2023 despite last year’s strike-induced headwinds. Outsized results across a wide array of diverse films provide further validation that consumer enthusiasm for experiencing compelling content in an elevated, cinematic, theatrical setting remains robust,” stated Sean Gamble, Cinemark’s President and CEO.

“During the quarter, our sensational team once again demonstrated their skillful ability to navigate a dynamic operating environment, delivering results that outpaced the market. As we look ahead, encouraging indicators pertaining to consumer moviegoing patterns, film volume recovery, and strength of content appeal continue to provide a positive long-term outlook for our industry. Moreover, we believe Cinemark is uniquely positioned to thrive on account of our advantaged competitive strengths and numerous levers to drive value creation.”

Q1 2024 Earnings Highlights

•
Entertained 40 million moviegoers across our global footprint.
•
Delivered domestic box office results that surpassed North American industry recovery relative to Q1 2019 by more than 700 basis points; international admissions outpaced our corresponding Latin American industry recovery by approximately 600 basis points.
•
Sustained market share growth versus FY 2019 of more than 100 basis points in the U.S. and Latin America; continued to maintain the most significant market share gains compared to pre-pandemic results of all major exhibitors.
•
Reported $579 million of total revenue and $25 million of net income with diluted earnings per share of $0.19.
•
Generated Adjusted EBITDA of $71 million with a healthy 12.2% Adjusted EBITDA margin, demonstrating skillful navigation in a dynamic operating environment impacted by strike-induced headwinds.
•
Maintained a healthy balance sheet with cash balance of $789 million at quarter-end; executed on capital allocation strategy to refortify the balance sheet by successfully redeeming the remaining $150 million of our COVID-related 8.75% senior secured notes on May 1, 2024, in advance of their maturity in May 2025, underscoring our positive long-term outlook for our company and our industry.

Financial Results

Cinemark Holdings, Inc.’s total revenue for the three months ended March 31, 2024 decreased 5.2% to $579.2 million compared with $610.7 million for the three months ended March 31, 2023. For the three months ended March 31, 2024, admissions revenue decreased 6.8% to $289.8 million and concession revenue decreased 4.9% to $224.2 million, driven by a 7.5% decrease in attendance to 39.7 million patrons. Worldwide average ticket price was $7.30 and concession revenue per patron was $5.65.

Net income attributable to Cinemark Holdings, Inc. for the three months ended March 31, 2024 was $24.8 million compared with a loss of $(3.1) million for the three months ended March 31, 2023. Diluted earnings per share for the three months ended March 31, 2024 was $0.19 compared with a diluted loss per share of $(0.03) for the three months ended March 31, 2023. Net income for the three months ended March 31, 2024 included a $27.7 million tax benefit primarily related to the release of valuation allowances.

Adjusted EBITDA for the three months ended March 31, 2024 was $70.7 million compared with $86.2 million for the three months ended March 31, 2023. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at https://ir.cinemark.com.

As of March 31, 2024, the Company’s aggregate screen count was 5,708, and the Company had commitments to open 3 new theatres and 33 screens over the next two years.

Webcast – Today at 8:30 AM ET

Live Webcast/Replay: Available at https://ir.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Headquartered in Plano, TX, Cinemark (NYSE: CNK) is one of the largest and most influential movie theatre companies in the world. Cinemark’s circuit, comprised of various brands that also include Century, Tinseltown and Rave, as of March 31, 2024 operated 502 theatres with 5,708 screens in 42 states domestically and 13 countries throughout South and Central America. Cinemark consistently provides an extraordinary guest experience from the initial ticket purchase to the closing credits, including Movie Club, the first U.S. exhibitor-launched subscription program; the highest Luxury Lounger recliner seat penetration among the major players; XD - the No. 1 exhibitor-brand premium large format; and expansive food and beverage options to further enhance the moviegoing experience. For more information go to https://ir.cinemark.com.

Investor Relations Contact:

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

Julia McCartha – 972-665-1322 or pr@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements, and investors should not place undue reliance on them. Risks and uncertainties that could cause actual results to differ materially from such statements include:

•
future revenue, expenses and profitability;
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currency exchange rate and inflationary impacts;
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the future development and expected growth of our business;
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projected capital expenditures;
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access to capital resources;
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attendance at movies generally or in any of the markets in which we operate;
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the number and diversity of popular movies released, the length of exclusive theatrical release windows, and our ability to successfully license and exhibit popular films;
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national and international growth in our industry;
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competition from other exhibitors, alternative forms of entertainment and content delivery via streaming and other formats;
•
determinations in lawsuits in which we are a party; and
•
the ongoing recovery of our business and the motion picture exhibition industry from the effects of the COVID-19 pandemic and the 2023 writers' and actors' guilds strikes.

You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict. Such risks and uncertainties could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company's Annual Report on Form 10-K filed February 16, 2024. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in millions, except per share amounts)

	Three Months Ended
	March 31,
	2024	2023
Statement of income (loss) data:
Revenue
Admissions	$289.8	$311.0
Concession	224.2	235.8
Other	65.2	63.9
Total revenue	$579.2	$610.7
Cost of operations
Film rentals and advertising	154.3	166.7
Concession supplies	44.0	43.6
Salaries and wages	86.9	86.2
Facility lease expense	77.3	79.5
Utilities and other	100.4	103.8
General and administrative expenses	48.9	46.5
Depreciation and amortization	49.4	54.9
Impairment of long-lived and other assets	—	0.7
Loss on disposal of assets and other	0.4	0.3
Total cost of operations	561.6	582.2
Operating income	17.6	28.5
Other income (expense)
Interest expense	(37.7)	(36.8)
Interest income	13.6	11.9
Foreign currency exchange gain (loss)	1.4	(2.2)
Interest expense - NCM	(5.5)	(5.7)
Equity in income (loss) of affiliates	3.8	(2.1)
Unrealized gain on investment in NCMI	4.4	—
Loss before income taxes	(2.4)	(6.4)
Income tax benefit	(27.7)	(3.9)
Net income (loss)	$25.3	$(2.5)
Less: Net income attributable to noncontrolling interests	0.5	0.6
Net income (loss) attributable to Cinemark Holdings, Inc.	$24.8	$(3.1)
Net income (loss) per share attributable to Cinemark Holdings, Inc.'s common stockholders
Basic	$0.20	$(0.03)
Diluted	$0.19	$(0.03)
Weighted average shares outstanding
Basic	119.5	118.8
Diluted	152.4	118.8

Other Operating Data

(unaudited, in millions)

	As of
	March 31, 2024	December 31, 2023
Balance sheet data:
Cash and cash equivalents	$788.6	$849.1
Theatre properties and equipment, net	$1,159.7	$1,161.7
Total assets	$4,780.1	$4,836.8
Total long-term debt, net of unamortized debt issuance costs and original issue discount	$2,399.4	$2,399.1
Total equity	$335.4	$318.8

	Three Months Ended March 31,
	2024	2023
Cash flows (used for) provided by:
Operating activities (1)	$(22.7)	$7.9
Investing activities	$(23.3)	$(26.3)
Financing activities	$(10.4)	$(4.9)

(1)
We define free cash flow as cash flow provided by (used for) operating activities less capital expenditures. A reconciliation of cash flow provided by (used for) operating activities to free cash flow is provided below:

	Three Months Ended March 31,
	2024	2023
Reconciliation of free cash flow:
Cash flows (used for) provided by operating activities	$(22.7)	$7.9
Less: capital expenditures	23.5	26.3
Free cash flow	$(46.2)	$(18.4)

Segment Information

(unaudited, in millions, except per patron data)

	U.S. Operating Segment		International Operating Segment			Consolidated
	Three Months Ended March 31,		Three Months Ended March 31,			Three Months Ended March 31,
Revenue and Attendance	2024	2023	2024	2023	Constant Currency (1) 2024	2024	2023
Admissions revenue	$231.8	$244.7	$58.0	$66.3	$85.3	$289.8	$311.0
Concession revenue	178.6	186.8	45.6	49.0	67.0	224.2	235.8
Other revenue	46.6	47.6	18.6	16.3	27.3	65.2	63.9
Total revenue	$457.0	$479.1	$122.2	$131.6	$179.6	$579.2	$610.7
Attendance	23.6	25.2	16.1	17.7		39.7	42.9
Average ticket price	$9.82	$9.71	$3.60	$3.75	$5.30	$7.30	$7.25
Concession revenue per patron	$7.57	$7.41	$2.83	$2.77	$4.16	$5.65	$5.50
Cost of Operations
Film rentals and advertising	$126.3	$133.5	$28.0	$33.2	$42.1	$154.3	$166.7
Concession supplies	$34.3	$32.9	$9.7	$10.7	$14.1	$44.0	$43.6
Salaries and wages	$72.5	$71.5	$14.4	$14.7	$23.1	$86.9	$86.2
Facility lease expense	$60.5	$62.0	$16.8	$17.5	$21.2	$77.3	$79.5
Utilities and other	$78.3	$80.5	$22.1	$23.3	$33.8	$100.4	$103.8
(1)
Constant currency amounts, which are non-GAAP measurements, were calculated using the average exchange rate for the corresponding month for 2023. We translate the results of our international operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign currency exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our international operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Other Segment Information

(unaudited, in millions)

	Three Months Ended
	March 31,
	2024	2023
Adjusted EBITDA (1)
U.S.	$49.1	$63.4
International	21.6	22.8
Total Adjusted EBITDA (1)	$70.7	$86.2

Capital expenditures
U.S.	$18.1	$22.7
International	5.4	3.6
Total capital expenditures	$23.5	$26.3
(1)
Adjusted EBITDA represents net income (loss) before income taxes, depreciation and amortization expense and other items, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income (loss) as an indicator of operating performance or as an alternative to cash flow provided by (used for) operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes. A reconciliation of net income (loss) to Adjusted EBITDA is provided below.

Reconciliation of Adjusted EBITDA

(unaudited, in millions)

	Three Months Ended
	March 31,
	2024	2023
Net income (loss)	$25.3	$(2.5)
Add (deduct):
Income tax benefit	(27.7)	(3.9)
Interest expense (1)	37.7	36.8
Other income, net (2)	(17.7)	(1.9)
Cash distributions from equity investees (3)	1.3	—
Depreciation and amortization	49.4	54.9
Impairment of long-lived and other assets	—	0.7
Loss on disposal of assets and other	0.4	0.3
Non-cash rent expense	(4.4)	(3.9)
Share-based awards compensation expense (4)	6.4	5.7
Adjusted EBITDA	$70.7	$86.2
(1)
Includes amortization of debt issuance costs, amortization of original issue discount and amortization of accumulated gains for amended swap agreements.
(2)
Includes interest income, foreign currency exchange gain (loss), interest expense - NCM, equity in income (loss) of affiliates and unrealized gain on investment in NCMI.
(3)
Includes cash distributions received from equity investees that were recorded as a reduction of the respective investment balances. These distributions are reported entirely within the U.S. operating segment.
(4)
Non-cash expense included in general and administrative expenses.